SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 11, 2002

Date of Report (Date of earliest event reported):

SUN MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 San Antonio Road, Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1300

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

     On February 12, 2002, Sun Microsystems, Inc. issued the press release attached hereto as Exhibit 99.1 reporting that Sun was informed by Eastman Kodak Company that Kodak had filed a lawsuit on February 11, 2002 in the US District Court for the Western District of New York, alleging patent infringement against Sun with respect to aspects of Sun’s Java[tm] technologies. Based on discussions over many months with Kodak, Sun believes that this suit is without merit, and, accordingly, will defend itself vigorously and is confident that it will prevail.

Item 7. Financial Statements and Exhibits

     (c)    Exhibits

99.1	Press release dated February 12, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2002	SUN MICROSYSTEMS, INC.

	By:	/s/ MICHAEL H. MORRIS
Michael H. Morris Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

99.1	Press Release dated February 12, 2002.